Exhibit 99.1

Echo Global Logistics Reports Record First Quarter 2014; Revenue Up 21.4% Year over Year

CHICAGO, April 24, 2014 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended March 31, 2014.

“Echo delivered a solid quarter with impressive growth both organically and through strategic acquisitions that have been successfully integrated into our business,” stated Doug Waggoner, Chief Executive Officer of Echo. “While the first quarter was a challenging one for shippers and carriers alike, we are very proud of our ability to add significant value to our clients and asset-based transportation partners,” stated Waggoner.  He continued, “Despite a capacity constrained environment, we achieved a record quarter of both gross and net revenues.”

First Quarter 2014 Summary

•                  Total revenue increased 21.4% to $247.7 million from the first quarter of 2013

•                  Non-GAAP operating income totaled $5.4 million, increasing 30.0% sequentially and decreasing 4.2% from the first quarter of 2013*

•                  Non-GAAP operating margin was 12.7%, up 155 basis points sequentially and down 185 basis points from the first quarter of 2013*

•                  Non-GAAP net income totaled $3.3 million, increasing 30.2% sequentially and decreasing 4.7% from the first quarter of 2013*

•                  Non-GAAP fully diluted EPS was $0.14, increasing 30.8% sequentially and decreasing 5.5% from the first quarter of 2013*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable and acquisition-related transaction costs. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

Amounts in millions, except per share data	Three months ended March 31,
	2014	2013	% change
	(unaudited)
Revenue:
Transactional	$177.6	$143.1	24.1%
Enterprise	$70.1	$60.9	15.1%
Total Revenue	247.7	204.0	21.4%

Net revenue	42.2	38.5	9.8%

Operating expenses
Commissions	11.2	9.9	12.7%
Selling, general and administrative	22.6	20.4	11.7%
Depreciation and amortization	3.0	2.6	13.9%
Total operating expenses (1)	36.8	32.9	12.2%

Non-GAAP Operating income (1)	5.4	5.6	(4.2)%

Other expense	0.1	0.1	(41.7)%
Non-GAAP Income before taxes (1)	5.3	5.5	(3.5)%

Income taxes (1)	2.0	2.0	(1.7)%

Non-GAAP net income (2)	3.3	3.5	(4.7)%

Non-GAAP Fully Diluted EPS (2)	$0.14	$0.15	(5.5)%
Diluted shares	23.4	23.2

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP Operating Income (1)	5.4	5.6	(4.2)%
Change in contingent consideration payable	(0.2)	(0.8)	(70.5)%
Acquisition-related transaction costs	(1.2)	—	n/a
Operating Income	4.0	4.8	(17.9)%

Non-GAAP Operating Margin (1)	12.7%	14.6%	(185)	bps
Effect of change in contingent consideration payable and acquisition related transaction costs	(3.3)%	(2.0)%	(132)	bps
Operating Margin (% of Net Revenue)	9.4%	12.6%	(318)	bps

Non-GAAP Net Income (2)	3.3	3.5	(4.7)%
Change in contingent consideration payable and acquisition related transaction costs, net of tax effect	(0.9)	(0.5)	81.2%
Net Income	2.4	3.0	(18.4)%

Non-GAAP Fully Diluted EPS (2)	$0.14	$0.15	(5.5)%
Change in contingent consideration payable and acquisition related transaction costs, net of tax effect	(0.04)	(0.02)	79.6%
Fully diluted EPS	$0.10	$0.13	(19.1)%

Operating Metrics
Net revenue margin	17.0%	18.9%	(181)	bps
Non-GAAP Operating margin (% of net revenue) (1)	12.7%	14.6%	(185)	bps
Shipment volume	456,154	432,902	5.4%
Total employees	1,418	1,321	7.3%
Sales employees and agents	914	847	7.9%
Less Than Truckload (LTL) Revenue %	36.7%	42.4%	(574)	bps
Truckload (TL) Revenue %	51.9%	43.2%	872	bps
Intermodal Revenue %	6.2%	8.0%	(178)	bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and acquisition-related transaction costs.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and acquisition-related transaction costs.

Continuing to Invest For Long Term Growth

“We remain focused on investing in our people, our technology and our operations in order to enhance the multimodal transportation solutions we deliver to clients,” commented Kyle Sauers, Chief Financial Officer of Echo.   Sauers continued, “As a result of our strong performance thus far in 2014, we are increasing our guidance for the full year 2014 to be in the range of $1.04 to $1.1 billion and SG&A costs to be in the range of $93 to $97 million.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on April 24, 2014 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and acquisition-related transaction costs.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2013 we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
REVENUE	$247,670,217	$203,977,378

COSTS AND EXPENSES
Transportation costs	205,460,091	165,526,099
Selling, general, and administrative expenses	35,272,320	31,007,144
Depreciation and amortization	2,956,104	2,595,311
INCOME FROM OPERATIONS	3,981,702	4,848,824
OTHER EXPENSE	(54,927)	(94,216)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,926,775	4,754,608
INCOME TAX EXPENSE	(1,496,816)	(1,777,976)
NET INCOME	$2,429,959	$2,976,632

Basic net income per share	$0.11	$0.13
Diluted net income per share	$0.10	$0.13

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$42,642,907	$52,506,560
Accounts receivable, net of allowance for doubtful accounts	135,286,860	109,662,529
Prepaid expenses	2,117,596	2,510,791
Other current assets	1,564,462	2,402,323
Total long term assets	93,564,448	78,064,390
Total assets	$275,176,273	$245,146,593

Accounts payable — trade	$90,822,015	$65,322,807
Other current liabilites	14,667,129	14,085,896
Deferred income taxes	4,021,475	3,547,426
Long term liabilities	3,406,415	2,960,433
Stockholders’ equity	162,259,239	159,230,031
Total liabilities and stockholders’ equity	$275,176,273	$245,146,593

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Net cash provided by operating activities	$10,191,917	$6,243,380

Net cash used in investing activities	(18,101,836)	(4,163,734)

Net cash provided by (used in) financing activities	(1,953,734)	221,498

Increase (Decrease) in cash and cash equivalents	(9,863,653)	2,301,144
Cash and cash equivalents, beginning of period	52,506,560	41,780,984
Cash and cash equivalents, end of period	$42,642,907	$44,082,128

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 26,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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